Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Advanced Series Trust:

We consent to the references to our firm in this Post-Effective Amendment No. 64 to the Registration Statement (Nos. 33-24962 and 811-5186) on Form N-1A of Advanced Series Trust under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

October 30, 2007